EXHIBIT 10(e)

PEOPLES ENERGY CORPORATION
LONG-TERM INCENTIVE PLAN
FOR DIVERSIFIED BUSINESS UNITS

(Approved November 7, 2001, amended December 5, 2001 and December 4, 2002)

  Introduction

  1.1     Purpose. The purposes of the Long-Term Incentive Plan for Diversified Business Units (the "Plan") of Peoples Energy Corporation, an Illinois corporation (the "Company"), are (i) to align management interests with value creation at the business unit level, (ii) to reflect the early lifecycle stages of the Company's diversified businesses and the unique performance measurement challenges each poses, (iii) to advance the interests of the Company by attracting and retaining officers for the Company's subsidiaries, divisions, joint ventures or other units of the Company's business and (iv) to motivate such officers to act in the long-term best interests of the Company's shareholders.

  1.2     Certain Definitions.

  "Aggregate Sharing Percentage" shall mean, with respect to each Business Unit, a specified percentage of the Excess Market Value as determined by the Committee for each Business Unit.

  "Award" means any Performance Award, Equity Interest Award or Percentage Interest Award granted under the Plan.

  "Board" shall mean the Board of Directors of the Company.

  "Business Unit" shall mean a subsidiary, division, joint venture or other unit of the Company's business which is designated as such by the Committee.

  "Cause" shall mean (i) unsatisfactory job performance in the discretion of the Company, or (ii) the willful and continued failure to substantially perform the duties assigned by the Company (other than a failure resulting from the holder's disability) in the discretion of the Company, or (iii) the willful engaging in conduct which is demonstrably injurious to the Company or any Business Unit, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, no longer conforms to the standard of the Company's employees, any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company or its Subsidiaries.

  "Change in Control" shall have the meaning set forth in Section 4.7(a).

  "Committee" shall mean the Compensation Committee of the Board.

  "Common Stock" shall mean, with respect to a given Newco, the common stock of such Newco if the Newco is organized as a corporation, or other comparable common equity securities of such Newco if the Newco is organized as an entity other than a corporation.

  "Company" has the meaning specified in Section 1.1 hereof.

  "Divestiture" shall mean the sale of all or substantially all of the assets or stock of a Business Unit other than in an IPO or in a transaction with another Business Unit or other entity controlled directly or indirectly by the Company.

  "Equity Interest Award" shall have the meaning set forth in Section 3.1 hereof.

  "Excess Market Value" shall mean, with respect to a Divestiture or IPO of a Business Unit, (a) the sum of (i) the net consideration received by the Company (i.e., the difference between the gross consideration paid to the Company and such items as taxes, legal and intermediary fees and other transaction costs associated with the Divestiture or IPO), including cash and the Fair Market Value of any equity or debt instruments received or to be received by the Company as consideration in connection with the Divestiture or IPO, and (ii) an amount equal to the cash distributed from the Business Unit to the Company minus (b) the sum of (i) the Company's then-current cash investment in the Business Unit (whether in the form of debt or equity) and (ii) a minimum compounded return, calculated quarterly at 20% per annum on the net amount of the Company's investment in the Business Unit (taking into account cash distributions and interest payments from the Business Unit to the Company) as determined by the Committee in its discretion. In the case of an IPO other than an initial public offering of the common equity securities of the Business Unit, the gross consideration paid to the Company as referred to in clause (i) of this definition shall be deemed to be equal to the average Public Market Capitalization for the first 30 trading days on which the common equity securities of Newco trade on a Securities Exchange. In the case of an initial public offering of the common equity securities of a Business Unit, the gross consideration shall be determined by taking the product of (x) a fraction, the numerator of which is the gross consideration paid to the Company for the common equity securities of the Business Unit (i.e., prior to any deduction for underwriting, registration, legal and any other transaction fees) and the denominator of which equals the total number of common equity securities sold in such initial public offering, multiplied by (y) the total number of common equity securities of the Newco outstanding (including any shares held by the Company).

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Fair Market Value" shall mean the mean between the highest and lowest prices at which the Common Stock of Newco is traded on the date on which such value is being determined, as reported in the New York Stock Exchange Composite Transactions (or any other established stock exchange or national market system), or if such date is not a trading day, on the first trading day preceding such date; provided, however, that Fair Market Value may be determined by the Committee by whatever means or methods as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

  "IPO" shall mean, with respect to each Business Unit, either (i) an initial public offering of all or part of the common equity securities of such Business Unit pursuant to an effective registration statement under the Securities Act of 1933, as amended, (ii) a Spin-Off, or (iii) any other transaction resulting in the common equity securities of the Business Unit being publicly traded on a Securities Exchange, except a transaction where (a) the Company acquires some or all of the equity securities of an entity any of whose common equity securities at the time of such acquisition are publicly traded on a Securities Exchange, (b) at or subsequent to the time of such acquisition the Business Unit is merged with or into the acquired entity, and (c) it is the Company's intent that as soon as practicable following such merger, the common equity securities which are publicly traded will be acquired by the Company and/or delisted from trading on such Securities Exchange.

  "Management Committee" shall have the meaning set forth in Section 1.3 hereof.

  "Newco" shall mean the entity resulting from either the IPO of a Business Unit or the Divestiture of a Business Unit.

  "Officer" shall have the meaning set forth in Section 1.4 hereof.

  "Participant" shall mean an Officer of a Business Unit designated by the Committee or the Management Committee as eligible to receive awards under the Plan.

  "Percentage Interest" shall mean an individual allocation, as determined by the Committee in its discretion, of the Aggregate Sharing Percentage applicable to the Business Unit in which the individual is employed.

  "Percentage Interest Award" shall have the meaning set forth in Section 3.2 hereof.

  "Performance Award" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive payment in cash of a specified amount.

  "Performance Measures" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met during the applicable Performance Period as a condition to the holder's receipt of the payment with respect to a Performance Award. Such criteria and objectives may be based on one or more Business Units and/or on the Company as a whole and may include criteria and objectives that can be affected by the holder of the Performance Award.

  "Performance Period" shall mean the period determined under Section 2.2(c) during which the Performance Measures applicable to a Performance Award shall be measured.

  "Plan" shall have the meaning set forth in Section 1.1 hereof.

  "Public Market Capitalization" shall mean, with respect to a Newco, the product of (a) the closing price (or closing bid price, as the case may be) per unit (stated in United States dollars) of the common equity securities of Newco on the applicable Securities Exchange on the day as of which the Public Market Capitalization is being determined, and (b) the total number of units of common equity securities (excluding warrants, options or similar rights to acquire such equity securities) of such Newco issued and outstanding on such day (including any such equity securities held by the Company).

  "Securities Exchange" shall mean a registered national securities exchange under the Exchange Act, including the NASDAQ.

  "Spin-Off" shall mean, with respect to a Business Unit, the distribution by the Company to its shareholders of all or part of the equity interest then owned by the Company in the Business Unit.

  "Tax Date" shall have the meaning set forth in Section 4.4 hereof.

  1.3     Administration. This Plan shall be administered by the Committee. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each Award to such persons, the time and conditions of payment of the Award and all other terms and conditions of the Award. The Committee may, in its discretion and for any reason at any time, take action such that all or a portion of the Performance Period applicable to any outstanding Performance Award shall lapse, and the Performance Measures applicable to any outstanding Performance Award shall be deemed to be satisfied at the maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish such guidelines, rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an Award, conditions with respect to the Award, such as limiting competitive employment or other activities. All determinations made by the Committee in the administration of the Plan shall be final, binding and conclusive with respect to all persons.

  The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer (the "CEO"), such other executive of the Company and/or a committee comprised of senior officers of the Company appointed by the CEO (the "Management Committee") as the Committee deems appropriate and may prescribe such limits, guidelines, rules and regulations for any such delegation as the Committee deems appropriate.

  A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

  1.4     Eligibility. Awards may be granted under this Plan to such Officers of the Company and its Business Units as the Committee or its delegee may designate in its discretion from time to time. For purposes of this Plan, the term "Officer" shall mean an employee who occupies a position in an officer salary grade; references to employment by the Company shall also mean employment by a Business Unit. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

  Performance Awards

  2.1     Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

  2.2     Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

      Award Opportunities. The minimum, target and maximum levels of annual award opportunities applicable to a Performance Award shall be determined by the Committee.

      Performance Measures. The Performance Measures applicable to a Performance Award for each applicable Performance Period shall be determined by the Committee and shall be based upon Performance Measures established for the applicable Business Unit(s) and/or for the Company as a whole.

      Performance Periods. A Performance Period shall be a period consisting of three (3) consecutive fiscal years of the Company, or such other period or periods as the Committee deems appropriate.

      Cash Pay-Outs. Subject to Section 4.7(c) hereof, Performance Awards shall be settled in cash in such amounts as determined by the Committee and paid by the Business Unit that employs the Participant and to which the Performance Measures apply. The Committee's determination of the cash pay-out of a Performance Award shall be final, binding and conclusive with respect to all persons.

  2.3     Termination of Employment or Service. Upon a Participant's voluntary resignation or termination for Cause, all Performance Awards held by the Participant with respect to Performance Periods that have not been completed as of the date of the Participant's termination of employment shall be forfeited. In the event a Participant is transferred to another unit of the Company, or a Participant's employment terminates for a reason other than voluntary resignation or termination for Cause or a termination under Section 4.7 hereof, the Participant shall be paid a pro rata cash pay-out at the conclusion of the applicable Performance Period for each Performance Award held by the Participant with respect to Performance Periods that have not been completed as of the date of the Participant's termination of employment. The amount of the pro rata cash pay-out for such Performance Awards shall be equal to the cash pay-out that would have been paid to the Participant if the Participant had remained in employment for the entire Performance Period multiplied by a fraction the numerator of which is the number of complete calendar months between the beginning of the Performance Period and the date of the Participant's termination of employment and the denominator of which is the number of calendar months in the Performance Period; provided, however, that such cash pay-out shall not exceed the amount payable with respect to such Performance Award if the applicable Performance Measures were satisfied at the target level.

  Awards in the Event of Certain Business Unit Dispositions

  3.1     IPO. The Committee may, in its discretion, grant an equity interest award to such eligible persons as may be selected by the Committee (an "Equity Interest Award"). Such Equity Interest Award shall be a right to receive, in the Committee's discretion, a cash award, an award of restricted common stock of Newco or options to purchase shares of common stock of Newco, in each case expressed as the equivalent of a Percentage Interest, which cash, restricted common stock or options shall be paid or issued on or after the occurrence of an IPO of a Business Unit and subject to such terms and conditions as the Committee shall deem advisable; provided, however, that no such award of restricted common stock of Newco shall vest and no such option to purchase shares of common stock of Newco shall be exercisable until at least one year from the date of its grant. Notwithstanding anything in this Plan to the contrary, the amount payable to the holder under any Equity Interest Award, shall be reduced by the aggregate amount that has been earned by the holder (including amounts payable to the holder but not yet paid) under all Performance Awards which are in effect at the time (or terminated in connection with) the IPO and amounts paid or awarded under other long-term incentive plans of the Company, including, without limitation, the Peoples Energy Corporation Long-Term Incentive Compensation Plan.

  3.2     Divestiture. The Committee may, in its discretion, grant to such eligible persons as may be selected by the Committee a right to receive a Percentage Interest on or after the occurrence of a Divestiture of a Business Unit (a "Percentage Interest Award"). Such Percentage Interest Award shall be paid in cash upon or after a Divestiture of the Business Unit and subject to such terms and conditions as the Committee shall deem advisable. Notwithstanding anything in this Plan to the contrary, the amount payable to the holder under any Percentage Interest Award, shall be reduced by the aggregate amount that has been earned by the holder (including amounts payable to the holder but not yet paid) under all Performance Awards which are in effect at the time of (or terminated in connection with) the Divestiture and amounts paid or awarded under other long-term incentive plans of the Company during the Performance Periods applicable to such Performance Awards, including, without limitation, the Peoples Energy Corporation Long-Term Incentive Compensation Plan. The maximum amount of Percentage Interest Awards that may be paid to all Participants of a Business Unit under the Plan shall not exceed an amount equal to three (3) times the dollar amount of the sum of all such Participants' maximum level of annual award opportunities under Performance Awards for the Performance Period then most recently established under the Plan.

  3.3     No Duplication. Notwithstanding anything in this Plan or any Equity Interest Award or Percentage Interest Award to the contrary: (a) in the event of a Divestiture of a Business Unit, all Equity Interest Awards applicable to such Business Unit shall become automatically null and void, and Participants employed by such Business Unit shall only be entitled to payment under applicable Percentage Interest Awards, if any; and (b) in the event of an IPO of a Business Unit, all Percentage Interest Awards shall become automatically null and void, and Participants employed by such Business Unit shall only be entitled to cash, restricted common stock or options, if any, required to be paid or issued under applicable Equity Interest Awards.

  3.4     Termination of Employment or Service. All of the terms relating to an Equity Interest Award or a Percentage Interest Award, or any forfeiture and cancellation of an Equity Interest Award or Percentage Interest Award upon a termination of employment with the Company or Newco, as applicable, of the holder of such Award, whether by reason of disability, retirement, death or other termination, shall be determined by the Committee and communicated to the recipient of such Award at the time the Award is granted.

  General

  4.1     Effective Date. This Plan shall be effective as of October 1, 2001; provided, however, that the first Performance Period for a Performance Award may begin as of October 1, 2000.

  4.2     Termination. This Plan may be terminated by the Board at any time. Termination of this Plan shall not affect the terms or conditions of any Performance Award granted prior to termination. All Equity Interest Awards and Percentage Interest Awards that have not matured as a result of an IPO or Divestiture of a Business Unit as of the date the Plan is terminated shall be canceled.

  4.3     Amendments. The Board may amend this Plan at any time and in any manner as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation.

  4.4     Non-Transferability of Awards. No Award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Each Award may be settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. No Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such Award, such Award and all rights thereunder shall immediately become null and void.

  4.5     Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock of Newco or the payment of any cash pursuant to an Award made hereunder, payment by the holder of such Award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award. The Committee may determine that (i) the Company shall withhold whole shares of Common Stock of Newco which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an Award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) authorizing the Company to withhold whole shares of Common Stock of Newco which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation or (C) any combination of (A) and (B); provided, however, that the Committee shall have discretion to disapprove of an election pursuant to any of clauses (B) and (C) and that in the case of a holder who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying such an obligation be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

  4.6     Restrictions on Shares. Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock of Newco subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of shares thereunder, such Award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock of Newco delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

  4.7     Acceleration of Performance Awards.

      Change in Control of Company. Notwithstanding any provision in this Plan, in the event of a Change in Control of the Company, the Committee may, but shall not be required to, make such adjustments to outstanding Performance Awards hereunder as it deems appropriate, including, without limitation, causing the Performance Period applicable to any outstanding Performance Award to lapse and the Performance Award to be paid out either (i) based on actual satisfaction or attainment of the applicable Performance Measures at such time or (ii) as if the applicable Performance Measures were satisfied at the minimum, target or maximum level; provided, however, that, unless an accelerated pay-out of a Participant's Performance Awards has been made by the Committee in cash pursuant to this Section 4.7(a) or Section 4.7(b) or in the form of restricted stock or options to purchase common stock of Newco pursuant to Section 4.7(c), if the holder of an Award is involuntarily terminated (i) within twenty-four (24) months following a Change of Control for any reason other than Cause or (ii) within twelve (12) months following a Change in Control due to the closing of the Business Unit in which the holder is employed, the Performance Period applicable to any outstanding Performance Awards granted hereunder shall immediately lapse and the holder shall be entitled to receive as soon as administratively practicable thereafter a cash payment from the Company in an amount equal to the amount payable with respect to such Performance Award if the applicable Performance Measures were satisfied at the maximum level.

"Change in Control" shall mean any of the following events has occurred:

      either (1) receipt by the Company of a report on Schedule 13D, or an amendment to such a report, filed with the Securities and Exchange Commission ("SEC") pursuant to Section 13(d) of the Exchange Act disclosing that any person (as such term is used in Section 13(d) of the Exchange Act) ("Person"), is the beneficial owner, directly or indirectly, of 20 percent or more of the outstanding stock of the Company, or (2) actual knowledge by the Company of facts, on the basis of which any Person is required to file such a report on Schedule 13D, or to make an amendment to such a report, with the SEC (or would be required to file such a report or amendment upon the lapse of the applicable period of time specified in Section 13 (d) of the Exchange Act) disclosing that such Person is the beneficial owner, directly or indirectly, of 20 percent or more of the outstanding stock of the Company;

      purchase by any Person, other than the Company or a wholly-owned subsidiary of the Company, of shares pursuant to a tender or exchange offer to acquire any stock of the Company (or securities convertible into stock) for cash, securities or any other consideration provided that, after consummation of the offer, such Person is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20 percent or more of the outstanding stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire stock);

      approval by the shareholders of the Company of (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of its stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (2) any consolidation or merger in which the Company is the continuing or surviving corporation, but in which the common shareholders of the Company immediately prior to the consolidation or merger do not hold at least 90 percent of the outstanding common stock of the continuing or surviving corporation (except where such holders of common stock hold at least 90 percent of the common stock of the corporation which owns all of the common stock of the Company), or (3) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company ("Transfer Transaction"), (except where (x) the Company owns all of the outstanding stock of the transferee entity or (y) the holders of the Company's common stock immediately prior to the Transfer Transaction own at least ninety 90 percent of the outstanding stock of the transferee entity, immediately after the Transfer Transaction), or (4) any consolidation or merger of the Company where, after the consolidation or merger, one Person owns 100 percent of the shares of stock of the Company (except where the holders of the Company's common stock immediately prior to such merger or consolidation own at least 90 percent of the outstanding stock of such Person immediately after such consolidation or merger); or

      a change in the majority of the members of the Board within a 24-month period, unless the election or nomination for election by the Company's shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period.

    Certain Sales or Closing of Business Units. Notwithstanding any provision in this Plan, in the event of a sale of 50 percent or more of the voting securities or assets of the Business Unit (other than an IPO) or the closing of a Business Unit by the Company because of a decision to discontinue funding or a change in the Company's business strategy, each outstanding Performance Award granted hereunder to employees of such Business Unit or with respect to the performance of such Business Unit shall be surrendered to the Company by the holder thereof, and each such Award shall be canceled immediately by the Company, and the holder shall receive, within a specified period of time from the occurrence of the Divestiture or closing of such Business Unit, a cash payment from the Company in an amount equal to the amount payable with respect to such Performance Award if the applicable Performance Measures for all then-pending Performance Periods were satisfied at the target level. In the event that a Business Unit is closed by the Company due to poor performance, each outstanding Performance Award granted hereunder to employees of such Business Unit or with respect to the performance of such Business Unit shall be surrendered to the Company by the holder thereof, and each such Award shall immediately be canceled by the Company, and the holder shall receive, within a specified period of time from the closing of such Business Unit, a cash payment in an amount equal to the amount payable with respect to such Performance Award based on the actual satisfaction or attainment of the Performance Measures at such time, but no more than the target level.

    IPO of Business Units. Notwithstanding any provision of this Plan, in the event of an IPO of a Business Unit, each outstanding Performance Award granted hereunder to employees of such Business Unit or with respect to the performance of such Business Unit may, in the Committee's sole discretion and subject to compliance with all applicable securities laws, be required to be surrendered to the Company by the holder thereof upon notice from the Company and in such event each such Award shall be canceled immediately by the Company, and the holder shall receive within a specified period of time after the occurrence of the IPO, shares of restricted common stock in Newco or options to purchase shares of common stock of Newco, or a combination thereof, in such number as is equal in value (as determined by the Committee in its sole discretion) to the amount payable in cash with respect to the Performance Award if the applicable Performance Measures were satisfied at the target level.

4.8     No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any Award made hereunder shall confer upon any person any right to continued employment by the Company or a Business Unit or affect in any manner the right of the Company or Business Unit to terminate the employment of any person at any time without liability hereunder.

4.9     Rights as Shareholder. No person shall have any rights as a shareholder of a Business Unit with respect to any shares of Common Stock or other equity security of a Business Unit which is subject to an Award hereunder unless and until such person becomes a shareholder of record with respect to such shares of Common Stock or equity security.

4.10     Governing Law; Venue. This Plan, each Award hereunder, and all determinations made and actions taken pursuant thereto, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws. A PARTICIPANT'S PARTICIPATION IN THE PLAN OR ACCEPTANCE OF AN AWARD SHALL CONSTITUTE THE PARTICIPANT'S IRREVOCABLE CONSENT THAT ALL DISPUTES ARISING OUT OF OR RELATED TO THE PLAN OR ANY AWARDS SHALL BE RESOLVED EXCLUSIVELY BY THE STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, AND THAT THE PARTICIPANT IRREVOCABLY SUBMITS TO THE ORIGINAL, EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS WITH REGARD TO ANY CONTROVERSY IN ANY WAY RELATING TO THE PLAN OR ANY AWARDS.

4.11     Foreign Employees. Without amending this Plan, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or the Business Units operate or have employees.